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                                                             Exhibit 10.27


                                AMENDMENT NO. 8
                                    TO THE
                        CANANDAIGUA WINE COMPANY, INC.
                STOCK OPTION AND STOCK APPRECIATION RIGHT PLAN


        Pursuant to Section 15 of the Canandaigua Wine Company, Inc., Stock Option and Stock Appreciation Right Plan (the "Plan"), the Board of Directors hereby amends the Plan, effective upon the date hereof, as set forth below.

        Section 9 of the Plan is hereby amended and restated in its entirety as follows:

        9. DEATH OF PARTICIPANT. In the event that a Participant shall die while he is an employee or director of the Company and prior to the complete exercise or maturity of options or SARs granted to him under the Plan, any such remaining options or SARs with exercise periods may be exercised in whole or in part within one (1) year after the date of the Participant's death and then only: (i) by the Participant's estate or by or on behalf of such person or persons to whom the Participant's rights pass under his Will or the laws of descent and distribution, (ii) to the extent that the Participant was entitled to exercise the option or SAR at the date of his death except that the Committee retains discretionary authority to permit the exercise of any option or SAR granted to the Participant which was not exercisable at the time of his death by accelerating the date of exercise of the option or SAR to any date within one (1) year after the Participant's death and prior to the expiration of the term of the option or SAR, and subject to all of the conditions on exercise imposed hereby, and (iii) prior to the expiration of the term of the option or SAR. If the Committee elects to exercise its discretionary authority to accelerate the date of exercise of any option or SAR, then the option or SAR shall be exercisable within the period specified in the Committee's action. In the case of SARs with fixed maturity dates, if the Participant dies while he is an employee or director of the Company such portion of the SAR as shall be set forth in the SAR Agreement shall be paid on terms set forth in the SAR Agreement to the Participant's estate or to such person or persons to whom the Participant's rights pass under his Will or the laws of descent and distribution.





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        IN WITNESS WHEREOF, Canandaigua Wine Company, Inc., has caused the instrument to be executed as of September 9, 1996.

                                        CANANDAIGUA WINE COMPANY, INC.


                                        By:  /s/ Richard Sands
                                             ----------------------------------
                                             Richard Sands
                                        Its: President